Exhibit 4.2
Registration Rights Agreement
by and among

Iron Mountain Nova Scotia Funding Company

The Guarantors Party Hereto

and

Bear, Stearns & Co. Inc.
Scotia Capital (USA) Inc.
Banc of America Securities LLC
J. P. Morgan Securities Inc.
Lehman Brothers Inc.
BNY Capital Markets, Inc.
Wells Fargo Securities, LLC

March 15, 2007

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 15, 2007, by and among Iron Mountain Nova Scotia Funding Company (the “Company”), a Nova Scotia unlimited liability company and wholly owned subsidiary of Iron Mountain Incorporated, each of the guarantors listed on Schedule I hereto (the “Guarantors”) and each of the initial purchasers listed on Schedule II hereto (collectively, the “Initial Purchasers”). The Initial Purchasers have agreed to purchase the Company’s 7½% Senior Notes due 2017 (the “Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated March 9, 2007, (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8(q) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the indenture dated as of December 30, 2002 (the “Base Indenture”), as supplemented by a sixth supplemental indenture (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated March 15, 2007, by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), relating to the Notes and the Exchange Notes (as defined below).

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate: As defined in Rule 144 of the Securities Act.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Closing Date: The date hereof.

Commission: The United States Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes properly tendered and not subsequently withdrawn by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.

Exchange Act: The United States Securities Exchange Act of 1934, as amended.

Exchange Notes: The Company’s 7½% Senior Notes due 2017 and the related guarantees to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are properly tendered and not subsequently withdrawn by such Holders in connection with such exchange and issuance, and evidencing the same continuing Indebtedness.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

Holders: As defined in Section 2 hereof.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5(a) hereof.

Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer-Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Regulation S: Regulation S promulgated under the Securities Act.

Rule 144: Rule 144 promulgated under the Securities Act.

Securities Act: The United States Securities Act of 1933, as amended.

Shelf Registration Statement: As defined in Section 4 hereof.

Suspension Notice: As defined in Section 6(d) hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer-Restricted Securities: Each (A) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note by a person other than a Broker-Dealer, (ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act and each (B) Exchange Note held by a Broker-Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer to a Purchaser who receives from such Broker-Dealer a copy of the Prospectus contained in the Exchange Offer Registration Statement.

SECTION 2. HOLDERS

A Person is deemed to be a holder of Transfer-Restricted Securities (each, a “Holder”) whenever such Person owns Transfer-Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or Commission policy, the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 90 days (or if such 90th day is not a business day, then the next succeeding business day) after the Closing Date (such day being the “Filing Deadline”); (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 180 days (or if such 180th day is not a business day, then the next succeeding business day) after the Closing Date (such day being the “Effectiveness Deadline”); (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be reasonably necessary in order to cause the Exchange Offer Registration Statement to be declared effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all reasonably necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided that the Company and the Guarantors shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject; and (iv) as soon as practicable following the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer-Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b) The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 business days thereafter, or longer, if required by the federal securities laws (the last day of such period being the “Consummation Deadline”).

(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer-Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer-Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer-Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer-Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, as soon as reasonably possible upon request, and in no event later than two business days after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or Commission policy or (ii) if any Holder of Transfer-Restricted Securities shall notify the Company within 20 business days following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer; (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall use all commercially reasonable efforts to file with the Commission a Shelf Registration Statement (as defined below) to cover resales of the Notes by Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If obligated to file a Shelf Registration Statement, the Company and the Guarantors shall:

(x) file, on or prior to 90 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the “Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer-Restricted Securities held by Holders who have provided the information required by Section 4(b) hereof, and

(y) use all commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such Shelf Registration Statement is filed (such day, the “Effectiveness Deadline”).

If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer-Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer-Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer-Restricted Securities may include any of its

Transfer-Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer-Restricted Securities shall be entitled to additional interest pursuant to Section 5 hereof unless such Holder shall have provided all such information in the required times. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. ADDITIONAL INTEREST

(a) If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but thereafter is withdrawn by the Issuer or becomes subject to an effective stop order issued pursuant to Section 8(d) of the U.S. Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in this Agreement, including during any blackout period permitted hereunder without being succeeded immediately by an additional Registration Statement filed and declared effective within 60 days of such suspension) (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer-Restricted Securities additional interest in an amount equal to a per annum rate of 0.25% on the principal amount of Transfer-Restricted Securities held by such Holder for the period of time that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the additional interest shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.00% per annum on the outstanding principal amount of Transfer-Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay additional interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the additional interest payable with respect to the Transfer-Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

(b) A Registration Default referred to in Section 5(a) hereof shall be deemed not to have occurred or be continuing in relation to a Registration Statement or the related prospectus if (i) such Registration Default has occurred as a result of a material event or events relating to the Company or the Guarantors that the Company has determined in good faith and based on the advice of counsel would need to be disclosed in such Registration Statement or the related prospectus and the Company determines in good faith that such disclosure would adversely affect it (or a proposed transaction it is seeking to engage in) and (ii) the Company has provided, or caused to be provided, written notice to the Holders that such an event or events have occurred and that a Registration Default would have occurred but for the provisions of this Section 5(b); provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, additional interest shall be payable in accordance with this Section 5 from and including the 45th day after such Registration Default originally occurred.

(c) All accrued additional interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which additional interest are due cease to be Transfer-Restricted Securities, all obligations of the Company and the Guarantors to pay additional interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full. Notwithstanding anything contained herein or in the Indenture to the contrary, the payment of additional interest shall be the only remedy available to holders of Notes for any Registration Default.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall, subject to the provisions of Section 5(b) hereof, (x) comply with all applicable provisions of Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to use all commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer-Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other commercially reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including, without limitation, (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer-Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any of the Guarantors has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s and the Guarantors’ knowledge and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) including any other commercially reasonable undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall, subject to the provisions of Section 5(b) hereof,

(i) comply with all the provisions of Section 6(c) below and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer-Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer-Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes in the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall, subject to the provisions of Section 5(b) hereof:

(i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer-Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply in all material aspects fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer-Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer-Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer-Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) if requested by an Initial Purchaser or a Holder named in the Shelf Registration Statement, furnish to such Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least three days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which such Holders shall reasonably object within three days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or fails to comply in all material aspects with the applicable requirements of the Securities Act;

(vi) in the case of any Shelf Registration Statement, or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holder, all financial and other records, pertinent corporate documents of the Company and the Guarantors reasonably requested by any such Holder, attorney or accountant and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that any information that is designated in writing by the Company or the Guarantors as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law;

(vii) if requested by any Holders in connection with such exchange or sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer-Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) furnish to each Holder, upon such Holder’s request, in connection with such exchange or sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference); provided, however, that such information shall not be required to be so furnished if it is available through the Commission’s EDGAR System;

(ix) deliver to each Holder, upon such Holder’s request, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer-Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties customary for offerings of such type as may be reasonably requested and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer-Restricted Securities pursuant to any applicable Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Shelf Registration Statement. In such connection, the Company and the Guarantors shall:

(A) upon request of any Holder, use all commercially reasonable efforts to cause to be furnished, upon the effectiveness of the Shelf Registration Statement:

(1) an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors covering matters as are customarily covered in opinions requested in underwritten offerings and such other matters as such Holder may reasonably request; and

(2) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement from the independent registered public accounting firm of the Company, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

(B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

(xi) prior to any public offering of Transfer-Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer-Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other commercially reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer-Restricted Securities covered by the applicable Registration Statement, but in no event for longer than 365 days from the effective date of the Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xii) in connection with any sale of Transfer-Restricted Securities that will result in such securities no longer being Transfer-Restricted Securities, reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer-Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer-Restricted Securities in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer-Restricted Securities;

(xiii) use all commercially reasonable efforts to cause the disposition of the Transfer-Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may reasonably be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer-Restricted Securities, but in no event for longer than 365 days from the effective date of the Registration Statement, subject to the proviso contained in clause (xii) above;

(xiv) provide a CUSIP number for all Transfer-Restricted Securities not later than the effective date of a Registration Statement covering such Transfer-Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer-Restricted Securities which are in a form eligible for deposit with CDS Clearing and Depository Services, Inc;

(xv) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and with regard to any Shelf Registration Statement for which an underwriter has been engaged, use all commercially reasonable efforts to make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

(xvi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xvii) unless otherwise available through the Commission’s EDGAR System, provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer-Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer-Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer-Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of outside counsel for the Company and the Guarantors; and (v) fees and disbursements of the independent registered public accounting firm of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer-Restricted Securities who are tendering Notes in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable and actual fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer-Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders.

(b) Each Holder of Transfer-Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers, partners, employees, representatives and agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto). In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the total amount received by such Holder with respect to its sale of Transfer-Restricted Securities or Exchange Notes pursuant to a Registration Statement.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying person”) in writing. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or reasonably could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. No indemnifying party shall be liable for any settlement on its behalf, effectuated without its consent.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer-Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any outside legal counsel or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any outside legal counsel or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the total received by such Holder with respect to the sale of Transfer-Restricted Securities or Exchange Notes pursuant to a Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer-Restricted Securities or Exchange Notes held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

The Company and the Guarantors agree with each Holder, for so long as any Transfer-Restricted Securities remain outstanding and during any period in which the Company or the Guarantors (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer-Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer-Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer-Restricted Securities pursuant to Rule 144A, and (ii) are subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer-Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer-Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer-Restricted Securities (excluding Transfer-Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer-Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer-Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer-Restricted Securities subject to such Exchange Offer.

(d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

Iron Mountain Incorporated
745 Atlantic Avenue, 10th Floor
Boston, MA 02111
Attention: Gary B. Watzke

with a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: William J. Curry

if to Iron Mountain Statutory Trust - 1998 or Iron Mountain Statutory Trust - 1999, copies to:

US Bank National Association
One Federal Street, Third Floor
Boston, Massachusetts 02110
Attention: John G. Correia, Vice President

Gesmer Updegrove LLP
40 Broad Street
Boston, Massachusetts 02111
Attention: Sean W. Gilligan, Esq.

Iron Mountain Incorporated
745 Atlantic Avenue, 10th Floor

Boston, MA 02111
Attention: Gary B. Watzke

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: William J. Curry

(iii) if to the Initial Purchasers:

Bear, Stearns & Co. Inc.
Scotia Capital (USA) Inc.
Banc of America Securities LLC
J. P. Morgan Securities Inc.
Lehman Brothers Inc.
BNY Capital Markets, Inc.
Wells Fargo Securities, LLC
 c/o Bear Stearns & Co. Inc.
 383 Madison Avenue
 New York, NY 10179
Attention.: Corporate Finance Department
with a copy to:

Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Attention: Robert A. Zuccaro

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer-Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer-Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer-Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer-Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this

Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(g) Guarantors. The Company shall cause any of its Subsidiaries that becomes, prior to the consummation of the Exchange Offer, a Guarantor (as defined in the Indenture) to become party to this Agreement and assume, jointly and severally with the Company and any other Guarantors, the continuing duties and obligations of the Company under this Agreement as if such Subsidiary was an original signatory to this Agreement on the date hereof.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer-Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY
By: /s/ Garry B. Watzke
Name: Garry B. Watzke
Title: Senior Vice President and General Counsel
IRON MOUNTAIN INCORPORATED
COMAC, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN GLOBAL, INC.
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
TREELINE SERVICES CORPORATION
NETTLEBED ACQUISITION CORP.
By: /s/ Garry B. Watzke Name: Garry B. Watzke
Title: Senior Vice President and General Counsel

IRON MOUNTAIN GLOBAL LLC
By: Iron Mountain Global, Inc., its sole member
By:/s/ Garry B. Watzke Name: Garry B. Watzke
Title: Senior Vice President and General Counsel
IRON MOUNTAIN STATUTORY TRUST - 1998
By: U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended
By: /s/ John Correia Name: John Correia
Title: Vice President
IRON MOUNTAIN STATUTORY TRUST - 1999
By: U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of July 1, 1999, as amended
By: /s/ John Correia
Name: John Correia
Title: Vice President

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.

By:/s/ Dominick Petrosino
Name: Dominick Petrosino
Title: Senior Managing Director

SCOTIA CAPITAL (USA) INC.

By:/s/ Keith Rodriques
Name: Keith Rodriques
Title: Managing Director, President & COO

BANC OF AMERICA SECURITIES LLC

By:/s/ John McCusker
Name: John McCusker
Title: Managing Director

J. P. MORGAN SECURITIES INC.

By:/s/ Steven Tulip
Name: Steven Tulip
Title: Managing Director

LEHMAN BROTHERS INC.

By:/s/ Jean-Francois Astier
Name: Jean-Francois Astier
Title: Managing Director

BNY CAPITAL MARKETS, INC.

By:/s/ Phil Benedict
Name: Phil Benedict
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:/s/ Paul V. Farrell
Name: Paul V. Farrell
Title: Managing Director

SCHEDULE I

GUARANTORS

Iron Mountain Incorporated
COMAC, Inc.
Iron Mountain Global, Inc.
Iron Mountain Global LLC
Iron Mountain Government Services Incorporated
Iron Mountain Information Management, Inc.
Iron Mountain Intellectual Property Management, Inc.
Iron Mountain Statutory Trust - 1998
Iron Mountain Statutory Trust - 1999
Mountain Real Estate Assets, Inc.
Mountain Reserve III, Inc.
Nettlebed Acquisition Corp.
Treeline Services Corporation

I-1

SCHEDULE II

INITIAL PURCHASERS

Bear, Stearns & Co. Inc.
Scotia Capital (USA) Inc.
Banc of America Securities LLC
J. P. Morgan Securities Inc.
Lehman Brothers Inc.
BNY Capital Markets, Inc.
Wells Fargo Securities, LLC

 II-1